Exhibit 99.1

OSI Systems Reports Third Quarter Fiscal 2018 Financial Results

  Record Fiscal Q3 Revenue of $267 Million (9% increase over prior year)
  Q3 Earnings Per Diluted Share
    GAAP EPS of $0.13
    Non-GAAP EPS of $0.86
  Backlog up 27% from June 30, 2017
  Company Raises Fiscal Year 2018 Guidance

HAWTHORNE, Calif.--(BUSINESS WIRE)--April 26, 2018--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced financial results for the third quarter and nine months ended March 31, 2018.

Deepak Chopra, OSI Systems’ Chairman and CEO, stated, “Overall, we are pleased with our performance this quarter. Our Security and Optoelectronics and Manufacturing divisions delivered strong results, which were offset to some degree by softness in our Healthcare division. Our solid year-to-date performance coupled with our backlog and pipeline of opportunities position us well for a strong finish to fiscal 2018. During the quarter, we repurchased about $60 million of OSI Systems common stock through our stock buyback program.”

The Company reported record revenues of $267.3 million for the third quarter of fiscal 2018, an increase of 9% from the $245.1 million reported for the third quarter of fiscal 2017. Net income for the third quarter of fiscal 2018 was $2.6 million, or $0.13 per diluted share, compared to net income of $14.0 million, or $0.72 per diluted share, for the third quarter of fiscal 2017. Non-GAAP net income for the third quarter of fiscal 2018 was $16.5 million, or $0.86 per diluted share, compared to non-GAAP net income for the third quarter of fiscal 2017 of $16.6 million, or $0.85 per diluted share.

During the quarter ended March 31, 2018, the Company's book-to-bill ratio was 1.4. As of March 31, 2018, the Company's backlog was approximately $938 million, compared with $738 million as of June 30, 2017. Operating cash flow during the quarter ended March 31, 2018 was $31.1 million, and capital expenditures were $4.4 million. For the comparable period in the prior year, operating cash flow was $33.9 million, and capital expenditures were $7.7 million. Operating cash flow for the nine months ended March 31, 2018 was $115.8 million, and capital expenditures were $36.4 million, as compared to $52.2 million and $12.0 million, respectively, for the comparable nine months in the prior year.

For the nine months ended March 31, 2018, revenues increased 13% to $802.0 million compared with the same period a year ago. Net loss in this nine-month period of fiscal 2018 was $34.2 million, or $1.82 per diluted share, compared with net income of $19.5 million, or $1.00 per diluted share, in the same period a year ago. Non-GAAP net income for the nine months ended March 31, 2018 was $51.2 million, or $2.63 per diluted share, compared to non-GAAP net income of $38.8 million, or $1.98 per diluted share, for the comparable period in the prior year.

Commenting on the performance of each of the Company’s divisions, Mr. Chopra stated, “Our Security division achieved record third fiscal quarter revenues of $170 million, up 18% compared to a year ago. This included $17.6 million of revenues generated by our recently-acquired explosive trace detection business. We saw strong Security bookings of approximately $270 million, $130 million of which was from our new two-year contract to continue screening services in Mexico.”

Mr. Chopra continued, “Our Healthcare division faced some headwinds this quarter, and year-over-year revenues were down approximately $6 million. Excluding $1.9 million of revenues in Q3 of fiscal 2017 attributable to a non-core business divested in February 2017, Healthcare division sales were down 8% in the fiscal 2018 third quarter as compared to sales in the same prior-year period. ”

Mr. Chopra concluded, “Our Optoelectronics and Manufacturing division performed well in the quarter as year-over-year sales grew 14% with solid growth in operating income. We saw benefits to this division’s performance as increased demand from our Security division as well as a product line acquisition that was completed this quarter contributed to the growth. Overall, we are pleased with the strong consistent performance of this division.”

As a result of the enactment of the Tax Cuts and Jobs Act (the “Tax Act”) in December 2017, the Company recognized a charge of $56 million in the second quarter of fiscal 2018, and this charge is reflected in the results for the nine months ended March 31, 2018. The charge included management’s estimate of the tax on accumulated overseas profits and the revaluation of deferred tax assets and liabilities. The changes included in the Tax Act are broad and complex. The final impacts of the Tax Act may differ materially from the amounts estimated due to, among other things, changes in interpretation of the Tax Act, any legislative action that may be taken to address questions arising due to the Tax Act, and any changes in accounting standards for income taxes or related interpretations in response to the Tax Act. The Company currently anticipates finalizing and recording any resulting adjustments by the end of the 2018 calendar year.

Fiscal Year 2018 Outlook

The Company is raising its fiscal 2018 sales guidance to $1,065 million – $1,095 million, which would represent growth of 11% – 14% compared to the prior fiscal year. The Company is also increasing its non-GAAP earnings guidance to $3.50 – $3.69 per diluted share for fiscal 2018. Actual sales and non-GAAP diluted earnings per share could vary from this guidance.

The Company’s fiscal 2018 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty, high variability, complexity and low visibility of forecasting the timing and/or amount of various items that would be excluded from GAAP diluted EPS, including, for example, acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control, and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment, and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three and nine months ended March 31, 2017 and 2018 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions, non-cash interest expense related to convertible debt, gain from the disposition of a business, and their associated tax effects, and the impact from discrete income tax items including charges resulting from the Tax Act. Management believes that these non-GAAP financial measures provide (i) additional insight into the ongoing operations of the Company, (ii) meaningful supplemental information regarding the Company’s results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting and assessing the performance of the business, (iii) a meaningful comparison of results of current periods against results of past periods, and (iv) financial results that are comparable to those of peer companies. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 1:30 pm PT (4:30 pm ET) today to discuss its results for the third quarter of fiscal 2018. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm, and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until May 10, 2018. The replay can be accessed either through the Company’s website, www.osi-systems.com, or by telephonic replay by calling 1-855-859-2056 and entering the conference call replay identification code ‘4068336’.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense, and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings and growth in fiscal 2018, as well as the Company’s expectations regarding the effects of the Tax Act on the Company’s business. In addition, the Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; unanticipated impacts of sequestration and other U.S. Government budget control provisions; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; impact of volatility in oil prices; unfavorable currency exchange rate fluctuations; market acceptance of the Company's new and existing technologies, products and services; the Company's ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations including export control and environmental regulations and the matters that are the subject of some or all of the Company's ongoing investigations and compliance reviews; contract and regulatory compliance matters, and actions, if brought, resulting in judgments, settlements, fines, injunctions, debarment or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with requirements under federal securities laws.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2018	2017	2018
Revenues	$245,146	$267,299	$708,549	$801,960
Cost of goods sold	159,118	169,714	471,839	511,474
Gross profit	86,028	97,585	236,710	290,486
Operating expenses:
Selling, general and administrative	49,431	59,846	144,528	175,591
Research and development	14,395	15,934	39,811	46,122
Impairment, restructuring and other charges	2,508	14,062	21,885	23,489
Total operating expenses	66,334	89,842	206,224	245,202
Income from operations	19,694	7,743	30,486	45,284
Interest expense, net	(2,583)	(4,783)	(5,716)	(14,317)
Other income, net	2,094	158	2,088	161
Income before income taxes	19,205	3,118	26,858	31,128
Provision for income taxes	5,186	565	7,329	65,369
Net income (loss)	$14,019	$2,553	$19,529	$(34,241)

Diluted earnings (loss) per share	$0.72	$0.13	$1.00	$(1.82)
Weighted average shares outstanding – diluted	19,515	19,146	19,585	18,773

SEGMENT INFORMATION (UNAUDITED) (in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2018	2017	2018
Revenues – by Segment:
Security division	$144,824	$170,270	$408,037	$504,784
Healthcare division	49,667	43,758	146,427	141,793
Optoelectronics and Manufacturing division (including intersegment revenues)	58,309	66,212	175,864	189,024
Intersegment eliminations	(7,654)	(12,941)	(21,779)	(33,641)
Total	$245,146	$267,299	$708,549	$801,960

Operating income (loss) – by Segment:
Security division	$18,287	$21,028	$36,767	$66,192
Healthcare division	936	(8,425)	(1,527)	(6,975)
Optoelectronics and Manufacturing division	5,974	6,547	16,149	16,224
Corporate	(6,067)	(10,730)	(21,882)	(28,601)
Intersegment eliminations	564	(677)	979	(1,556)
Total	$19,694	$7,743	$30,486	$45,284

OSI SYSTEMS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	June 30, 2017	March 31, 2018
Assets

Cash and cash equivalents	$169,650	$194,001
Accounts receivable, net	206,526	216,680
Inventories	248,510	304,293
Other current assets	28,314	61,362
Total current assets	653,000	776,336
Goodwill	242,129	300,716
Intangible assets	118,450	147,057
Other non-current assets	216,508	171,922
Total Assets	$1,230,087	$1,396,031

Liabilities and Stockholders' Equity

Bank lines of credit	$103,000	$228,000
Current portion of long-term debt	2,396	2,252
Accounts payable and accrued expenses	137,559	188,329
Other current liabilities	103,179	139,900
Total current liabilities	346,134	558,481
Long-term debt	241,750	247,029
Deferred income taxes	20,681	41,642
Other long-term liabilities	52,309	66,493
Total liabilities	660,874	913,645
Total stockholders’ equity	569,213	482,386
Total Liabilities and Stockholders’ Equity	$1,230,087	$1,396,031

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) AND EARNINGS (LOSS) PER SHARE (in thousands, except share and earnings per share data)

	Three Months Ended March 31,				Nine Months Ended March 31,
	2017		2018		2017		2018
	Net income	EPS	Net income	EPS	Net income	EPS	Net income (loss)	EPS[1]
GAAP basis	$14,019	$0.72	$2,553	$0.13	$19,529	$1.00	$(34,241)	$(1.82)
Impairment, restructuring and other charges	2,508	0.13	14,062	0.73	21,885	1.12	23,489	1.25
Amortization of acquired intangible assets	2,405	0.12	3,994	0.21	6,025	0.30	11,070	0.59
Non-cash interest	706	0.04	1,884	0.10	706	0.04	5,558	0.30
Gain from disposition of business	(2,110)	(0.11)	--	--	(2,110)	(0.11)	--	-- -
Tax benefit of above adjustments	(948)	(0.05)	(5,634)	(0.29)	(7,233)	(0.37)	(11,296)	(0.60)
Discrete tax items	--	--	(316)	(0.02)	--	--	56,604	3.01
Impact of diluted shares [1]	--	--	--	--	--	--	-	(0.10)
Non-GAAP basis	$16,580	$0.85	$16,543	$0.86	$38,802	$1.98	$51,184	$2.63

1 For the nine months ended March 31, 2018, the weighted average diluted shares used to calculate EPS on a GAAP basis exclude potential common shares (stock options and restricted stock units) due to their antidilutive effect resulting from the Company’s reported net loss. For the nine months ended March 31, 2018, the weighted average diluted shares used to calculate EPS on a non-GAAP basis were approximately 19,473,000 shares.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT (in thousands, except percentages)

Three Months Ended March 31, 2017
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$18,287	12.6%	$936	1.9%	$5,974	10.2%	$(5,503)	$19,694	8.0%
Impairment, restructuring and other charges	995	0.7%	1,113	2.2%	265	0.5%	135	2,508	1.0%
Amortization of acquired intangible assets	1,989	1.4%	55	0.1%	360	0.6%	- -	2,404	1.0%
Non-GAAP basis– operating income (loss)	$21,271	14.7%	$2,104	4.2%	$6,599	11.3%	$(5,368)	$24,606	10.0%

Three Months Ended March 31, 2018
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$21,028	12.4%	$(8,425)	-19.3%	$6,547	9.9%	$(11,407)	$7,743	2.9%
Impairment, restructuring and other charges	226	0.1%	9,707	22.2%	269	0.4%	3,860	14,062	5.3%
Amortization of acquired intangible assets	3,129	1.8%	-	-	865	1.3%	-	3,994	1.5%
Non-GAAP basis– operating income (loss)	$24,383	14.3%	$1,282	2.9%	$7,681	11.6%	$(7,547)	$25,799	9.7%

Nine Months Ended March 31, 2017
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$36,767	9.0%	$(1,527)	-1.0%	$16,149	9.2%	$(20,903)	$30,486	4.3%
Impairment, restructuring and other charges	15,130	3.7%	2,348	1.6%	553	0.3%	3,854	21,885	3.1%
Amortization of acquired intangible assets	4,578	1.1%	359	0.2%	1,087	0.6%	-	6,024	0.8%
Non-GAAP basis– operating income (loss)	$56,475	13.8%	$1,180	0.8%	$17,789	10.1%	$(17,049)	$58,395	8.2%

Nine Months Ended March 31, 2018
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$66,192	13.1%	$(6,975)	-4.9%	$16,224	8.6%	$(30,157)	$45,284	5.7%
Impairment, restructuring and other charges	2,127	0.4%	14,729	10.4%	1,490	0.8%	5,143	23,489	2.9%
Amortization of acquired intangible assets	9,443	1.9%	29	0.0%	1,598	0.8%	-	11,070	1.4%
Non-GAAP basis– operating income (loss)	$77,762	15.4%	$7,783	5.5%	$19,312	10.2%	$(25,014)	$79,843	10.0%

CONTACT:
OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
(310) 349-2237
avashishat@osi-systems.com